SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                             Form 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                        October 25, 1996
            South Carolina Community Bancshares, Inc.
   ------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

         Delaware              0-24476            22-0999615
     ----------------       -------------      -----------------
     (State or other       (Commission          (I.R.S. Employer
      jurisdiction of        File No.)        Identification No.)
       incorporation


Registrant's telephone number, including area code:(803) 635-5536



                           Not Applicable
      --------------------------------------------------------
(Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

     On October 25, 1996, South Carolina Community Bancshares (the "Registrant") announced that its wholly owned subsidiary Community Federal Savings Bank (formally Community Federal Savings and Loan Association) completed a branch acquisition of First Palmetto Savings Bank, F.S.B's, Winnsboro branch. In connection with the branch acquisition, the Registrant assumed approximately $3.9 million in deposit liabilities and acquired approximately $2.2 million in loans. No goodwill was created in connection with the branch acquisition.



Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits.

     The Registrant is unable at this time to provide the pro
forma financial information required.   Such information shall be
filed as soon as practicable, but in no event shall it be filed later than 60 days after the date in which this report must be filed.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                        SOUTH CAROLINA COMMUNITY BANCSHARES, INC.


DATE: November 4, 1996  By:   /s/Alan Pullen
                              -----------------------------------
                              Alan Pullen
                              President and
                              Chief Executive Officer